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                                                                    Exhibit 99.1

              TENNECO AUTOMOTIVE INC. 2002 LONG-TERM INCENTIVE PLAN
                      STOCK EQUIVALENT UNIT AWARD AGREEMENT
                                   (EMPLOYEES)



[_______], [____]



Participant:

Pursuant to the provisions of the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (as it may be amended, the "Plan"), you were granted an Award of [______] Stock Equivalent Units, on [_______], [____] (the "Grant Date"). The Award covers calendar years 2004, 2005 and 2006 (each, a "Performance Year"). For any Performance Year, the maximum number of Stock Equivalent Units that you may earn is [______], which is one-third of your total Award and is referred to herein as the "Yearly SEU Maximum."

         1. Performance Measures and Award Settlement.

         (a) Settlement of the Award is subject to the achievement of specified performance by the Company against the following "Performance Measures": (i) the "EVA Performance Target"; and (ii) the Company's "Stock Price Performance" compared to a "Shareholder Value Chart." For any Performance Year, the EVA Performance Target will be the targeted level of economic value added ("EVA") improvement of the Company for that Performance Year, as established in accordance with the Tenneco Automotive Inc. Value Added Incentive Compensation Plan or a successor plan (the "TAVA Plan"). The Company's current 2004 EVA Performance Target is $[______]. For any Performance Year, the Stock Price Performance will be the average of the closing prices of the Company's Common Stock on the NYSE for each of the ten NYSE trading days immediately following the Company's public announcement of its results of operations for that Performance Year (that year's "Average Period").

         (b) If the Company meets its EVA Performance Target for a Performance Year, on December 31 of that Performance Year you will earn that percentage of your Yearly SEU Maximum that is determined by reference to the then-current Shareholder Value Chart. The current 2004 Shareholder Value Chart is attached as Exhibit A to this Award. The Shareholder Value Chart will show the relationship between the Company's Stock Price Performance for that Performance Year and the percentage of your Yearly SEU Maximum, if any, that will be earned for that Performance Year.

         (c) Following the end of each Performance Year, the Company will pay you cash in an amount equal to the total number of Stock Equivalent Units represented by this Award which you earned for the Performance Year, if any, times the cash value of one share of Common Stock of the Company. The cash value of a share of the Company's Common Stock will be equal to the Stock Price Performance. The payment will be made no later than the next regularly scheduled payroll payment date that is at least five business days after the end of the Average Period; provided, however, that if the Company fails to announce publicly its results of operations for any Performance Year before February 15 of the next succeeding year, you may elect to receive your payment for that Performance Year on February 20 of the next succeeding year after that Performance Year (or, if that February 20 is not a business day, the next business day) based on an Average Period equal to the ten NYSE trading days ending two business days before that February 20.

         (d) The EVA Performance Targets and Shareholder Value Charts are to be established by the Compensation/Nominating/Governance Committee of the Board of Directors (the "Committee") from time to time in its discretion. The Committee's failure to establish any EVA Performance Target or Shareholder Value




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Chart will not prejudice your right to receive payment under this Award at the
100% earned level under the circumstances described in Paragraphs 4 and 6.

         (e) The provisions of this Paragraph 1 are subject to the provisions of any written employment agreement you may have with the Company and the Tenneco Automotive Inc. Change In Control Severance Benefit Plan for Key Executives or any successor thereto (as the same may be amended from time to time, the "Severance Plan.")

         2. Aggregate Maximum and Minimum Payouts, if EVA Performance Target is Met. Notwithstanding anything to the contrary herein, if the Company achieves its EVA Performance Target for any Performance Year, the minimum aggregate payout for all outstanding Stock Equivalent Units that may be earned for that Performance Year is $5 million. This amount shall be allocated among the holders of such awards pro rata on the basis of the number of Stock Equivalent Units held. Notwithstanding anything to the contrary herein, if the Company achieves its EVA Performance Target for any Performance Year, the maximum aggregate payout for all outstanding Stock Equivalent Units granted by the Company that may be earned for that Performance Year is (a) for 2004, $15 million, and (b) for each of 2005 and 2006, $15 million plus, if applicable, the amount of any Carryover (as defined below) into that year. In each case such maximum aggregate payout will be allocated among the holders of such awards pro rata on the basis of the number of Stock Equivalent Units held. If the Company achieves its EVA Performance Target for 2004 and the total payout under all outstanding Stock Equivalent Units granted by the Company for 2004 is less than $15 million, the difference between the actual payout and $15 million will be rolled forward and available for payout under such awards for performance in 2005 or 2006 (such difference, a "Carryover"). Any Carryover remaining after payout of the Stock Equivalent Units for the 2006 Performance Year will be void, and no Award holder will have a claim to any portion of such Carryover.

         3. Committee Discretion to Amend Award Agreement and/or Performance Measures. The Committee may amend or terminate this Award Agreement and/or amend any of the Performance Measures for any Performance Year at any time in its sole discretion (a) if the Committee determines that the payout yielded or that would be yielded by this Award for that Performance Year does not accurately reflect the Company's performance for that Performance Year (either because the payout is too great or the payout is too little), (b) to reflect changes in the number of outstanding Stock Equivalent Units (and similar awards) of the Company outstanding for that Performance Year (as compared to the number of such outstanding awards at the time when this Award Agreement was issued or the Performance Measure was established), (c) to reflect the effects of any corporate transaction as contemplated by the Plan, and (d) in the case of the EVA Performance Target, as contemplated by the TAVA Plan. Without limiting the foregoing, even if the Company does not achieve its EVA Performance Target for a Performance Year, the Committee may in its sole discretion (i) authorize a payout to holders of any Stock Equivalent Units granted by the Company for that Performance Year, and (ii) establish or increase a Carryover for any subsequent Performance Years. Notwithstanding the foregoing, the Committee may not amend or terminate this Award Agreement or any Performance Measure in a manner that adversely impacts your payment under this Award (x) at any time after your employment by Tenneco Automotive Inc. and its Subsidiaries terminates due to your Retirement, death or Total Disability (each as defined below), (y) if you have a separate employment agreement with the Company, at any time after your employment by Tenneco Automotive Inc. and its Subsidiaries terminates (whatever the reason), or (z) if you participate in the Severance Plan, at any time during which an amendment or termination of the Severance Plan would not be permitted by its terms.

         4. Retirement, Death and Total Disability. Notwithstanding anything to the contrary contained herein or in any written employment agreement you may have with the Company (subject, however, to any applicable provisions of the Severance Plan and the provisions hereof related thereto), if your employment by Tenneco Automotive Inc. and its Subsidiaries terminates on or before the end of any Performance Year as a result of your Retirement, death or Total Disability,
(A) you will be deemed to have earned your Yearly SEU Maximum under this Award for that Performance Year and any subsequent Performance Year and (B) within 60 days following such termination, you or your beneficiary will be entitled to receive a cash payment equal to the total number of Stock Equivalent Units represented by this Award which you have been deemed to earn pursuant to the immediately preceding sentence times the cash value of one share of common stock of the Company (which shall be equal to the average of the closing sales prices of the Company's common stock on the NYSE for




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the ten trading days immediately following such termination). For purposes hereof, the term "Retirement" means termination of your employment after you have met the eligibility requirements for early or normal retirement as established in accordance with the retirement plan of the Company or its Subsidiaries covering you at the time such termination occurs and the term "Total Disability" means your permanent and total disability as determined under the rules and guidelines established by the Company in order to qualify for long-term disability coverage under the Company's long-term disability plan in effect at the time of such determination.

         5. Termination in Other Circumstances. Notwithstanding anything to the contrary contained herein (subject, however, to any applicable provisions of the Severance Plan or any written employment agreement you may have with the Company and the provisions hereof related thereto), if your employment with Tenneco Automotive Inc. and its Subsidiaries terminates other than as a result of your Retirement, death or Total Disability, you will forfeit the Stock Equivalent Units evidenced by this Award for each Performance Year that ends on or after your date of termination, unless the Committee determines otherwise.

         6. Fair Market Value Payment in Certain Cases. If you are entitled to receive payment for the fair market value of this Award pursuant to the Plan or the Severance Plan, that fair market value will be equal to, at least, the amount you would have received hereunder (based on the then-current fair market value of the Company's Common Stock as determined by reference to the average closing prices therefor on the NYSE for the ten trading days prior to the date on which you become entitled to payment) as if (1) your service had continued through the end of the last Performance Year and (2) you had earned your Yearly SEU Maximum for each Performance Year not completed prior to the date on which you became entitled to receive payment for the fair market value of this Award.

         7. Withholding Taxes. As set forth in the Plan, the Company shall be entitled to withhold from any payment due hereunder an amount sufficient to satisfy any federal, state, local or other withholding taxes.

         8. Miscellaneous. As a condition of this Award, you are required to execute the acknowledgment at the bottom of the enclosed copy of this Award notice and return the acknowledged copy of this Award notice to the Human Resources Department of Tenneco Automotive Inc. not later than October 15, 2004. By accepting this Award, you agree and acknowledge that you have received and read the copy of the Plan and that you accept this Award subject to the terms and conditions of the Plan. The Stock Equivalent Units are transferable only by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or by designation of beneficiary in the event of death (enclosed). This Award is subject to all the definitions, terms and conditions of the Plan, a copy of which is enclosed. To the extent any provision of this Award conflicts with applicable law, the Committee shall have the discretion to modify or amend this Award, or adopt additional terms and or conditions, as may be deemed necessary or advisable in order to comply with the local, state, federal or foreign laws and regulations of any jurisdiction. For purposes of the Severance Plan, this Award shall constitute "Stock Equivalent Units" to the extent the Severance Plan is applicable to you (provided, however, that the operation of the Severance Plan and Section 6 of the Plan shall not result in any duplication of payment to you). In the event of any discrepancy between the provisions of the Plan and this or any other communication regarding the Plan, the provisions of the Plan control. This Award shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and you and your permitted transferees, on the other hand.



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TENNECO AUTOMOTIVE INC.:



By:
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Name:  Richard P. Schneider

Title: Sr. Vice President Global Administration





EMPLOYEE:


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